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                                  EXHIBIT 3

                            CERTIFICATE OF AMENDMENT
                     TO AMENDED ARTICLES OF INCORPORATION OF
                             THE TRANZONIC COMPANIES


         The undersigned, Robert S. Reitman, Chairman, and Samuel S. Pearlman, Assistant Secretary of THE TRANZONIC COMPANIES, an Ohio corporation (the "Corporation"), do hereby certify that at a duly called meeting of the Directors of the Corporation held on April 27, 1996, at which a quorum was present and acting throughout, the Board of Directors duly adopted an Amendment to the Amended Articles of Incorporation of the Corporation by the adoption of the following resolution by the affirmative vote of the Directors present:

                  RESOLVED, FURTHER, that the Board of Directors believes it is advisable to (1) convert the Class B Common Shares to Class A Common Shares (the "Conversion"), and (2) amend the Amended Articles of Incorporation (the "Amendment") to (a) eliminate the Class B Common Shares, (b) redesignate the Class A Common Shares as "Common Shares" and (c) provide that the number of authorized Common Shares shall be 12,000,000 (the aggregate number of Class A Common Shares and Class B Common Shares presently authorized);

                  RESOLVED, FURTHER, that the Conversion and the Amendment shall be submitted to the Shareholders for their approval at the Annual Meeting of Shareholders on August 2, 1996;

                  RESOLVED, FURTHER, that upon the approval of the Conversion and the Amendment by the Shareholders and the filing of a certificate with the Ohio Secretary of State respecting the Amendment (the "Certificate of Amendment"), Article Fourth of the Corporation's Amended Articles of Incorporation shall be amended and restated in its entirety to (i) eliminate the Class B Common Shares, (ii) redesignate the Class A Common Shares as "Common Shares" and (iii) provide that the authorized number of Common Shares shall be 12,000,000 (the aggregate number of Class A Common Shares and Class B Common Shares presently authorized), all as more particularly as provided in Exhibit A attached hereto;

                  RESOLVED, FURTHER, that upon approval of the Conversion and the Amendment and the filing of the Certificate of Amendment, each Class B Common Share shall be


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         converted to one Class A Common Share, and all certificates representing Class B Common Shares then outstanding automatically shall represent Common Shares and upon transfer or exchange of any such certificates, new certificates which shall bear the designation "Common Shares" shall be issued to the Shareholders;

                  RESOLVED, FURTHER, by the officers of the Corporation each hereby are authorized and directed to execute and deliver such documents and to take such other actions as they may determine to be necessary, appropriate or desirable to carry out the intent and purpose of the foregoing resolutions.

         Thereafter, pursuant to resolution of the Board of Directors, the Annual Meeting of the Shareholders of the Corporation was duly called and held on August 2, 1996, at which meeting a quorum of the Shareholders was present in person or by proxy. At such meeting the Conversion and the Amendment were approved by the affirmative vote of the holders of shares entitling them to exercise 83% of the Class A Common Share voting power of the Corporation and 74% of the Class B Common Share voting power of the Corporation.

         IN WITNESS WHEREOF, Robert S. Reitman, Chairman, and Samuel S. Pearlman, Assistant Secretary, of The Tranzonic Companies, have hereunto subscribed their names this 5th day of August, 1996.

                                           THE TRANZONIC COMPANIES

                                           By: /s/ Robert S. Reitman
                                              ------------------------------
                                                 Robert S. Reitman, Chairman


                                           And: /s/ Samuel S. Pearlman
                                               -----------------------------
                                                 Samuel S. Pearlman,
                                                 Assistant Secretary


                                       -2-



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                                   "EXHIBIT A"

              AMENDMENT AND RESTATEMENT OF ARTICLE "FOURTH" OF THE
                        AMENDED ARTICLES OF INCORPORATION



         FOURTH: Effective upon the filing of this Amendment, each outstanding Class B Common Share of the Corporation shall be converted into one Class A Common Share of the Corporation, all authorized but unissued Class B Common Shares shall be eliminated, and the Class A Common Shares shall be redesignated as Common Shares. Thereupon, the number of shares which the Corporation is authorized to have outstanding is 12,200,000 consisting of (i) 12,000,000 Common Shares without par value (collectively, the "Common Shares" and individually, a "Common Share") and (ii) 200,000 Serial Preferred Shares without par value ("Serial Preferred Shares").

                  The shares of such classes shall have the following express terms:

                                   DIVISION A

                         EXPRESS TERMS OF COMMON SHARES

                  The Common Shares shall be subject to the express terms of the Serial Preferred Shares and any series thereof. Each Common Share shall be equal to every other Common Share. Each holder of Common Shares shall be entitled to one vote for each Common Share so held upon all matters presented to Shareholders. The Common Shares will not carry any pre-emptive rights enabling a holder to subscribe or receive shares of the Corporation. The Board of Directors shall possess the power to issue authorized but unissued Common Shares without further shareholder action.



                                   DIVISION B

                    EXPRESS TERMS OF SERIAL PREFERRED SHARES


                  Section 1. Serial Preferred Shares may be issued from time to time in one or more series. All Serial Preferred Shares shall be of equal rank and shall be

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                  identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative.

                  Subject to the provisions of Section 2 to 7, inclusive, of this Division B, which provisions shall apply to all Serial Preferred Shares, the Board of Directors hereby is authorized to cause Serial Preferred Shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

                  (a) The designation of the series, which may be by distinguishing number, letter or title.

                  (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding).

                  (c)      The annual dividend rate of the series.

                  (d) The dates at which dividends, if declared, shall be payable, and the dates from which dividends shall be cumulative.

                  (e) The redemption rights and price or prices, if any, for shares of the series.

                  (f) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (h) Whether the shares of the series shall be convertible into Common Shares, and, if so, the conversion price or prices, any adjustments thereof, and all other terms and conditions upon which such conversion may be made.

                  (i) Restrictions (in addition to those set forth in Section 6(b) of this Division) on the issuance of shares of the same series or of any other class or series.


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                  The Board of Directors is authorized to adopt from time
                  to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), inclusive, of this Section 1.

                  Section 2. The holders of Serial Preferred Shares of each series, in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preferred Shares, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors, dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Division B and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends may be paid upon or declared or set apart for any of the Serial Preferred Shares for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all Serial Preferred Shares of all series then issued and outstanding and entitled to receive such dividend.

                  Section 3. In no event so long as any Serial Preferred Shares shall be outstanding shall any dividends, except a dividend payable in Common Shares or other shares ranking junior to the Serial Preferred Shares be paid or declared or any distribution be made except as aforesaid on the Common Shares or any other shares ranking junior to the Serial Preferred Shares, nor shall any Common Shares or any other shares ranking junior to the Serial Preferred Shares be purchased, retired or otherwise acquired by the Corporation (except out of the proceeds of the sale of Common Shares or other shares ranking junior to the Serial Preferred Shares received by the Corporation on or subsequent to the date on which the Serial Preferred Shares authorized herein are first issued):

                  (a) Unless all accrued and unpaid dividends on Serial Preferred Shares, including the full dividends for the current dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                  (b)      Unless there shall be no arrearages with respect

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                           to the redemption of Serial Preferred Shares of
                           any series from any sinking fund provided for shares of such series in accordance with the provisions of
                           Section 1 of this Division B.

                  Section 4.

                  (a) Subject to the express terms of each series and to the provisions of Section 6(b)(iii) of this Division B, the Corporation may from time to time redeem all or any part of the Serial Preferred Shares of any series at the time outstanding (i) at the option of the Board of Directors at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division B, or (ii) in fulfillment of the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price, fixed in accordance with the provisions of Section 1 of this Division B, together in each case with an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the redemption date.

                  (b) Notice of every such redemption shall be mailed, postage prepaid to the holders of record of the Serial Preferred Shares to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Corporation may deposit the aggregate redemption price of the Serial Preferred Shares to be redeemed with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of more than $5,000,000, named in such notice, and direct that such deposited amount be paid to the respective holders of the Serial Preferred Shares so to be redeemed, in amounts equal to the redemption price of all Serial Preferred Shares so to be redeemed, on surrender of the share certificate or certificates held by such holders. Upon the making of such deposit such holders shall cease to be shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Corporation with respect to such shares except only to receive such money from such bank or trust

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                           company without interest or the right to exercise,
                           before the redemption date, any unexpired privileges conversion. In case less than all of the outstanding Serial Preferred Shares are to be redeemed, the Corporation shall select pro rata or by lot the shares so to be redeemed in such manner as shall be prescribed by its Board of Directors.

                           If the holders of Serial Preferred Shares which shall have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

                  (c) Any Serial Preferred Shares which are redeemed by the Corporation pursuant to the provisions of this
                           Section 4 and any Serial Preferred Shares which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any Serial Preferred Shares which are converted in accordance with the express terms thereof shall be cancelled and not reissued. Any Serial Preferred Shares otherwise acquired by the Corporation shall resume the status of authorized and unissued Serial Preferred Shares without serial designation.

                  Section 5.

                  (a) The holders of Serial Preferred Shares of any series shall, in case of liquidation, dissolution or winding up of the affairs of the Corporation, be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Serial Preferred Shares, the amounts fixed with respect to shares of such series in accordance with Section I of this Division B, plus an amount equal to all dividends accrued and unpaid thereon (whether or not such dividends shall have been earned or declared) to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In case the net assets of the Corporation legally available

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                           therefor are insufficient to permit the payment
                           upon all outstanding Serial Preferred Shares and any shares ranking on a parity therewith of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon outstanding Serial Preferred Shares and any shares ranking on a parity therewith in proportion to the full preferential amount to which each such share is entitled.

                           After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

                  (b) The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section 5.

                  Section 6.

                  (a) The holders of Serial Preferred Shares shall be entitled to one vote for each share; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Shares and the holders of Common Shares shall vote together as one class on all matters. No adjustment of the voting rights of holders of Serial Preferred Shares shall be made for an increase or decrease in the number of Common Shares authorized or issued or for share splits or combinations of the Common Shares or for share dividends on any class of shares payable solely in Common Shares.

                           If, and so often as, the Corporation shall be in default in dividends in an amount equivalent to six full quarterly dividends on any series of Serial Preferred Shares at the time outstanding, whether or not earned or declared, the holders of Serial Preferred Shares of all series, voting separately as a class and in addition to all other rights to vote for Directors, shall be entitled to elect, as herein provided, two members of the Board of Directors of the Corporation; provided, however, that the holders of Serial Preferred

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                           Shares shall not have or exercise such special class
                           voting rights except at meetings of the shareholders for the election of Directors at which the holders of not less than 45% of the outstanding Serial Preferred Shares of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Shares of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

                           In the event of default entitling the holders of Serial Preferred Shares to elect two Directors as above specified, a special meeting of the shareholders for the purpose of electing such Directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 15% of the Serial Preferred Shares of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Shares. At any meeting at which the holders of Serial Preferred Shares shall be entitled to elect Directors, the holders of 45% of the then outstanding Serial Preferred Shares of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Shares are entitled to elect as hereinabove provided.

                           The two Directors who may be elected by the holders of Serial Preferred Shares pursuant to the foregoing provisions shall be in addition to any

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                           other Directors then in office or proposed to be
                           elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Corporation or require the resignation of any Director elected otherwise than pursuant to such provisions.

                  (b) The affirmative vote of the holders of at least a majority of the Serial Preferred Shares at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote):

                           (i) Any amendment, alteration or repeal of any of the provisions of the Amended Articles of Incorporation or of the Code of Regulations of the Corporation which affects adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; provided, however, that, for the purpose of this clause (i) only, neither the amendment of the Amended Articles of Incorporation so as to authorize or create, or to increase the authorized or outstanding amount of, Serial Preferred Shares or of any shares of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the amendment of the provisions of the Code of Regulations so as to increase the number of Directors of the Corporation, shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all series of Serial Preferred Shares at the time outstanding, only the vote of the holders of at least a majority of the number of the shares at the time outstanding of the series so affected shall be required;

                           (ii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security

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                           convertible into shares of any class, ranking prior
                           to the Serial Preferred Shares;

                     (iii) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the Serial
                           Preferred Shares then outstanding except in accordance with a share purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends upon all Serial Preferred Shares then outstanding for all previous quarterly dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with;

                      (iv) The consolidation of the Corporation with or its
                           merger into any other corporation unless the corporation resulting from such consolidation or merger will have after such consolidation or merger no class of shares either authorized or outstanding ranking prior to or on a parity with the Serial Preferred Shares except the same number of shares ranking prior to or on a parity with the Serial Preferred Shares and having the same rights and preferences as the shares of the Corporation authorized and outstanding immediately preceding such consolidation or merger, and each holder of Serial Preferred Shares immediately preceding such consolidation or merger shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; or

                      (v) The authorization of any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorized number of Serial Preferred Shares.

                  Section 7.  For the purpose of this Division B:

                  Whenever reference is made to shares "ranking prior to the Serial Preferred Shares" or "on a parity with the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

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                  Corporation are given preference over, or rank on an equality with (as the case may be) the rights of the holders of Serial Preferred Shares; and whenever reference is made to shares "ranking junior to the Serial Preferred Shares", such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are junior and subordinate to the rights of the holders of Serial Preferred Shares.



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